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                              PULITZER RETIREMENT

                                  SAVINGS PLAN


                     (As Amended Through December 31, 1994)
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                               TABLE OF CONTENTS

                                                                                       Section
                                                                                       -------
    ARTICLE I - DEFINITIONS

           Account    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.01
           Administrative Committee   . . . . . . . . . . . . . . . . . . . . . . . . .   1.02
           Affiliate    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.03
           Base Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.04
           Beneficiary    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.05
           Board    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.06
           Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.07
           Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.08
           Elective Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . .   1.09
           Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.10
           Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.11
           Employer Matching Contributions    . . . . . . . . . . . . . . . . . . . . .   1.12
           Employer Profit Sharing Contributions    . . . . . . . . . . . . . . . . . .   1.13
           ERISA    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.14
           Highly Compensated Employee    . . . . . . . . . . . . . . . . . . . . . . .   1.15
           Investment Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.16
           Investment Fund    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.17
           Non-Highly Compensated Employee    . . . . . . . . . . . . . . . . . . . . .   1.18
           Normal Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . .   1.19
           Participant    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.20
           Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.21
           Plan Year    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.22
           Service    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.23
           Total Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.24
           Trust    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.25
           Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.26
           Trust Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.27
           Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.28


    ARTICLE II - PARTICIPATION

           General Participation Requirement    . . . . . . . . . . . . . . . . . . . .   2.01
           Re-Employment Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.02
           Special Rule for Pulitzer Community
                    Newspapers, Inc   . . . . . . . . . . . . . . . . . . . . . . . . .   2.03


    ARTICLE III - CONTRIBUTIONS

            Participants' Elective Contributions    . . . . . . . . . . . . . . . . . .   3.01
            Employer Matching Contributions   . . . . . . . . . . . . . . . . . . . . .   3.02


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
            Employer Profit Sharing Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.03
            Distribution of Excess Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.04
            Return of Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.05
            Transfers from Other Plans    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.06


    ARTICLE IV - LIMITATIONS ON CONTRIBUTIONS

            Statutory Nondiscrimination Requirements    . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.01
            Modification of Contribution Elections    . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.02
            Excess Elective Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.03
            Excess Employer Matching Contributions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
            Other Limitations on Contributions
                     and Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.05


    ARTICLE V - ACCOUNTS AND INVESTMENT FUNDS

            Maintenance of Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.01
            Adjustment of Accounts    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.02
            Establishment of Investment Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.03
            Investment Directions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.04


    ARTICLE VI - ELIGIBILITY FOR AND DISTRIBUTION OF BENEFITS

            Normal Retirement or Total Disability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
            Other Termination of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.02
            Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.03
            Special Vesting Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04
            Method of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
            Required Commencement of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.06
            Cashout of Small Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
            Death   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.08


    ARTICLE VII - WITHDRAWALS

           In-Service Withdrawals Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
           Hardship Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.02
           Withdrawal Requests    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.03


    ARTICLE VIII - TOP HEAVY PROVISIONS

           Effect of Top Heavy Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.01
           Definitions and Special Rules    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.02





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
    ARTICLE IX - ADMINISTRATION OF PLAN

            Organization of Administrative Committee and
                  Procedural Matters    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.01
           Powers of Administrative Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.02
           Operation of Administrative Committee    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.03
           Organization of Investment Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.04
           Powers of Investment Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.05
           Operation of the Investment Committee    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.06
           Resignation or Removal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.07
           Records and Reports    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.08
           Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.09
           Indemnification    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.10
           Claim for Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
           Review of Denied Claims    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.12
           Standard of Judicial Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.13


    ARTICLE X - TRUST FUND

           General    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.01
           No Diversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.02
           Benefits Provided Solely by Trust Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
           Employer Securities    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.04
           Appointment of Investment Manager    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.05


    ARTICLE XI - AMENDMENTS AND TERMINATION

           Company May Amend Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01
           Withdrawal of Participating Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.02
           Termination    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
           Distributions Upon Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
           Statutory Merger/Consolidation Rule    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.05


    ARTICLE XII - MISCELLANEOUS

           No Rights Conferred    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01
           Benefits Limited to Trust Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.02
           Spendthrift Provision    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
           Payment to Minors or Incompetents    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
           Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.05
           Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.06
           Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.07





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                        PULITZER RETIREMENT SAVINGS PLAN

                     The Pulitzer Retirement Savings Plan has been amended and restated in its entirety, and subsequently updated as herein set forth, all effective as of January 1, 1989 (unless and except to the extent otherwise specified or required) to reflect changes made after January 1, 1989, and to satisfy the applicable provisions of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992, and the Omnibus Budget Reconciliation Act of 1993.

                                   ARTICLE I
                                  DEFINITIONS

                     Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.
                     1.01. "Account" or "Accounts" means any one or more of the bookkeeping accounts established and maintained hereunder, representing a Participant's interest in the Trust Fund.
                     1.02. "Administrative Committee" means the administrative committee appointed hereunder to administer the Plan.

                     1.03. "Affiliate" means any entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c), 414(m) or 414(o) of the Code.
                     1.04. "Base Compensation" means a Participant's Total Compensation for a Plan Year, reduced by the amount of any bonuses, overtime pay, expense allowances and other extraordinary or irregular payments (except commissions).
                     1.05. "Beneficiary" means any person entitled to receive benefits under the Plan by reason of the death of a Participant, former Participant or Beneficiary.
                     1.06. "Board" means the Board of Directors of the Company.
                     1.07. "Code" means the Internal Revenue Code of 1986, as it now exists and as it is hereafter amended.
                     1.08.      "Company" means Pulitzer Publishing Company.
                     1.09. "Elective Contributions" means 401(k) contributions for a Participant pursuant to the Participant's salary reduction election.
                     1.10. "Employee" means an individual who performs services for an Employer in an employer-employee relationship, other than
    (a) an individual who is included in a unit of employees covered by a collective bargaining agreement, except members of such unit who are designated in the agreement or otherwise by the Employer as being eligible for participation in the Plan, and (b) an individual who is on an Employer's "temporary payroll" or who is classified as a union substitute employee. Individuals who are treated as independent contractors by the Company or an Affiliate, and leased employees within the meaning of Section 414(n)(2) of the Code will be deemed not to be Employees for purposes of the Plan.





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                     1.11.      "Employer" means the Company, any Affiliate
    which was a participating Employer on December 31, 1988, WDSU Television, Inc. (as of January 1, 1990), and any other Affiliate which thereafter adopts the Plan with the consent of the Board.
                     1.12. "Employer Matching Contributions" means matching contributions made by an Employer with respect to Participants' Elective Contributions.
                     1.13. "Employer Profit Sharing Contributions" means contributions made by an Employer in accordance with Section 3.03 of the Plan.
                     1.14. "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and as it is hereafter amended.
                     1.15. "Highly Compensated Employee" means an Employee described in Section 414(q) of the Code who is eligible to participate in the Plan.
                     1.16. "Investment Committee" means the investment committee appointed hereunder to select and monitor investment alternatives and/or investment managers.
                     1.17. "Investment Fund" means any one or more of the separate investment funds designated by the Investment Committee for investment of the assets of the Trust Fund (including, without limitation, each separate fund maintained by a registered investment company, if any, selected by the Investment Committee).
                     1.18. "Non-Highly Compensated Employee" means an Employee who is eligible to participate in the Plan and who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee (within the meaning of Section 414(q)(6)(B) of the Code).

                     1.19. "Normal Retirement Date" means the date on which an Employee attains age 65.
                     1.20. "Participant" means an Employee participating in the Plan in accordance with the provisions hereof.
                     1.21. "Plan" means the retirement savings plan as set forth herein and any amendments thereto.
                     1.22. "Plan Year" means the nine-month period beginning January 1, 1989 and ending September 30, 1989, each subsequent twelve-month period beginning October 1 through September 30, 1994, the three-month period beginning October 1, 1994 and ending December 31, 1994 and each calendar year thereafter.
                     1.23. "Service" means active employment with the Company or an Affiliate, subject to the following special rules:
                            (a) an individual will be deemed to be actively employed for the first twelve months of an absence from work due to disability, sickness, layoff, leave of absence or any other reason except voluntary termination of employment, retirement, discharge or death;
                            (b) an individual will be deemed to be actively employed during an absence from work due to voluntary termination of employment, retirement or discharge if the individual returns to active employment and performs an hour of service within twelve months from the date of the voluntary termination, retirement or discharge (or, if the voluntary termination, retirement or discharge occurs during a period of absence described in
                     (a) above, before the first anniversary of the date the earlier period of absence began);

                                (c)     an individual will be deemed to be
                     actively employed during a period of active duty with the armed forces of the United States if he or she returns to active employment and performs an hour of service within the period provided by law for the protection of his or her re-employment rights; and
                                (d)     if an individual is absent from work
                     for more than one year because of the individual's pregnancy, the birth of the individual's child, the adoption of a child by the individual, or the care of the individual's newborn or newly adopted child, then, subject to an intervening voluntary termination of employment or discharge, the individual will neither be treated as absent from work nor credited with Service during the second twelve months of that absence.

    The period of an individual's Service will be measured in days; and one year of Service will be the equivalent of 365 days of Service. An "hour of service" is each hour for which an individual is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of services. Subject to the provisions of applicable law, the Board will determine the extent, if any, to which service with a predecessor employer or service with an Employer prior to the Employer's adoption of the Plan will be taken into account for purposes of eligibility and/or vesting.
                     1.24. "Total Compensation" means all cash compensation paid by an Employer to an Employee during a Plan Year which is required to be reported as wages on the Participant's Form W-2 and such additional amounts which are not includable in the Participant's gross income during said Plan Year by reason of the application of

    Sections 125, 402(a)(8), or 402(h)(1)(B) of the Code. For each Plan Year beginning after December 31, 1988, Compensation in excess of $150,000 (or such greater amount as may be permitted by Section 401(a)(17) of the Code) will be disregarded for all purposes under the Plan.
                     1.25. "Trust" means the trust established and maintained as part of the Plan.
                     1.26. "Trustee" means the person or persons (including a corporation) appointed and acting as trustee of the Trust.
                     1.27. "Trust Fund" means the assets of the Plan consisting of the amounts held in the Investment Funds.
                     1.28. "Valuation Date" means the last day of each calendar quarter and such other date or dates as the Administrative Committee (acting in its absolute discretion and in a nondiscriminatory manner) may determine for valuing any one or more of the Investment Funds or the Trust Fund.

                                   ARTICLE II
                                 PARTICIPATION

                     2.01. General Participation Requirement. An Employee will automatically be a Participant on January 1, 1989 if he or she was a Participant on December 31, 1988. Any other Employee will become a Participant on the first day of the calendar quarter coincident with or next following the date on which he or she has completed one year of Service; provided, however, that an individual who is not an Employee on that day will initially become a Participant on the next succeeding date on which he or she is an Employee.
                     2.02. Re-employment Rules. A former Employee who was a Participant and who again becomes an Employee will again become a Participant on the date on which he or she again completes an hour of service as an Employee. Notwithstanding the preceding sentence, if a former Employee separates from Service before completing at least one year of Service, and if the period of such former Employee's separation is more than five years, then the period of his or her prior Service will be disregarded.
                     2.03. Special Rule for Pulitzer Community Newspapers, Inc. In applying the provisions of this Article to Employees of Pulitzer Community Newspapers, Inc., an individual will not be deemed to complete a year of Service until the last day of the eligibility computation period during which he or she is credited with 1,000 hours of Service (within the meaning of DOL Reg. Section 2530.200b-2). An individual's eligibility computation period is the twelve-month period beginning on the date he or she is first credited with an hour of service (initially or following re-employment, as the case may be), and any Plan Year beginning after that date.

                                  ARTICLE III
                                 CONTRIBUTIONS

                     3.01.      Participants' Elective Contributions.
                                (a)     Salary Reduction Election.  Each
    Employee who is a Participant may elect the percentage of his or her Base Compensation to be withheld by the Employer and contributed to the Trust as an Elective Contribution. The designated percentage must be at least 1% and not more than 16% (10% in the case of Participants whose Base Compensation for the preceding year was at least $50,000 adjusted as provided by Section 414(q)(1)(c) of the Code). The total amount of a Participant's Elective Contributions for a calendar year may not be more than $7,627 (adjusted as provided by Section 402(g)(1) of the Code).
                                (b)     Contribution to Trust.  Each Employer
    will pay Elective Contributions to the Trustee within 90 days or as soon as is otherwise practicable after they are withheld from Participants' pay. Each Participant's Elective Contributions will be credited to his or her Account in accordance with the provisions hereof.
                                (c)     Procedural Rules.  Salary reduction
    elections must be made on such forms, and may be modified, revoked or suspended at such times and in accordance with such procedures, as may be prescribed or permitted by the Administrative Committee acting in a uniform and nondiscriminatory manner. A Participant's election will terminate when the Participant ceases to be an Employee, and a new withholding election must be filed if he or she wishes to resume Elective Contributions after again becoming an Employee.

                                (d)  Special Rule for Pulitzer Community
    Newspapers, Inc. In applying the provisions of subsection (a) above to Employees of Pulitzer Community Newspapers, Inc., (1) "Total Compensation" is substituted for "Base Compensation," and (2) the percentage limitation will be 16% regardless of the amount of a Participant's Total Compensation.
                     3.02. Employer Matching Contributions. Except as otherwise provided in Schedule A annexed hereto, an Employer will make Employer Matching Contributions on behalf of each of its non-union Employees equal to 50% of the Employee's Elective Contributions or, if less, 2% of the Employee's Base Compensation (in respect of which the Elective Contributions are made). Employer Matching Contributions will be paid to the Trustee in cash and will be credited to the Participants' Accounts in accordance with the provisions hereof as soon as practicable after they are made.
                     3.03. Employer Profit Sharing Contributions. Except as otherwise provided in Schedule B annexed hereto, each Employer will contribute $40 per month ($30 per month prior to January 1, 1994) for each Participant who is a non-union Employee (of the Employer) on the first day of the month. The monthly amount will be reduced proportionately for Participants who are part-time Employees in accordance with uniform and non-discriminatory procedures approved by the Administrative Committee.
    The Employer Profit Sharing Contributions will be paid to the Trustee in cash and will be credited to the Participants' Accounts in accordance with the provisions hereof as soon as practicable after they are made.
                     3.04. Distribution of Excess Deferrals. If, on or before March 1 of any year, a Participant notifies the Administrative Committee that all or part of the

    Elective Contributions made for his or her benefit during the preceding taxable year represents an excess deferral within the meaning of Section 402(g) of the Code, then the Administrative Committee will cause the amount of such excess deferral to be distributed to the Participant by the April 15 following such notification.
                     3.05. Return of Contributions. If a contribution by an Employer to the Trust is (a) made by reason of a good faith mistake of fact, or (b) believed by the Employer in good faith to be deductible under
    Section 404 of the Code, but the deduction is disallowed, then the Administrative Committee shall direct the Trustee to return to the contributing Employer the amount of the mistaken or nondeductible contribution. In no event may the return of an Employer contribution cause the value of a Participant's interest in the Trust to be reduced to an amount which is less than the amount it would have been had the mistaken or nondeductible contribution not been made. The return of a contribution hereunder must be made within one year after the mistaken contribution is made or the deduction is disallowed, as the case may be.
                     3.06. Transfers from Other Plans. Subject to the provisions of applicable law, the Administrative Committee may permit the assets of other qualified plans maintained by employers who (or whose assets) are acquired by the Company or an Affiliate, to be transferred to the Trust to be held and administered in accordance with the provisions hereof and of the Trust Agreement. The plan administrator and/or plan trustee of a transferror plan will furnish a breakdown of the assets being transferred so that those assets can be properly allocated to corresponding Accounts established hereunder. The Administrative Committee shall take such action as may be necessary or appropriate in order to separately account for the assets of a transferror plan. The accrued benefits of a transferror plan's participants and the optional forms of benefit available to those participants with respect to the transferred assets will be preserved hereunder to the extent required by the provisions of applicable law.

                                   ARTICLE IV
                          LIMITATIONS ON CONTRIBUTIONS

                     4.01.  Statutory Nondiscrimination Requirements.
                                (a)     Elective Contributions.  Elective
    Contributions for a Plan Year must satisfy either of the following tests:
                                (1)     the average of the individual ratios
                     (expressed as percentages) of Elective Contributions to Total Compensation (the "deferral percentages") for the Plan Year for all Highly Compensated Employees is not more than 125% of the average of the deferral percentages for all Non-Highly Compensated Employees; or
                                (2) the average of the deferral percentages for all Highly Compensated Employees is not more than twice the average of the deferral percentages for all Non-Highly Compensated Employees, and the average of the deferral percentages for all Highly Compensated Employees does not exceed the average of the deferral percentages for all Non-Highly Compensated Employees by more than 2%.
    Subject to the provisions of applicable law, the Administrative Committee may treat Employer Matching Contributions for a Plan Year as Elective Contributions if and to the extent such treatment would enable the Plan to satisfy the provisions of this Section for the Plan Year and solely for that purpose.
                                (b)     Employer Matching Contributions.  The
    Employer Matching Contributions for a Plan Year must satisfy either of the following tests:

                                (1)  the average of the individual ratios
                     (expressed as percentages) of the Employer Matching Contributions to Total Compensation (the "contribution percentages") for the Plan Year for all Highly Compensated Employees is not more than 125% of the average of the contribution percentages for all Non-Highly Compensated Employees; or
                                (2)     the average of the contribution
                     percentages for all Highly Compensated Employees is not more than twice the average of the contribution percentages for all Non-Highly Compensated Employees, and the average of the contribution percentages for all Highly Compensated Employees does not exceed the average of the contribution percentages for all Non-Highly Compensated Employees by more than 2% (provided, however, that this clause 2 will not apply to the extent required by law in order to prevent prohibited multiple use of the 200%/2% deferral percentage and contribution percentage nondiscrimination tests).
    Subject to the provisions of applicable law, the Administrative Committee may treat Elective Contributions for a Plan Year as Employer Matching Contributions if and to the extent such treatment would enable the Plan to satisfy the provisions of this Section and solely for that purpose.
                     4.02. Modification of Contribution Elections. The Administrative Committee may modify a Participant's salary reduction election order to enable the Plan to satisfy the limitations of applicable law with respect to Elective Contributions and Employer Matching Contributions, including the limitations prescribed by Sections 401(k)(3), 401(m), 402(g)(1) and 415 of the Code. The modification of a Participant's election may not result in increased Elective Contributions for the Participant without his or her consent.
                     4.03. Excess Elective Contributions. If the average of the deferral percentages for Highly Compensated Employees for a Plan Year exceeds the amount permitted for that Plan Year, then the excess will be eliminated in the manner provided in this Section. First, in accordance with the provisions of applicable law, the deferral percentages of some or all of the Highly Compensated Employees will be reduced (in descending order starting with the highest deferral percentages) until the average of the deferral percentages for the Highly Compensated Employees satisfies one of the nondiscrimination tests.
    Second, the amount of each Highly Compensated Employee's excess Elective Contributions will be determined based upon the reduction of his or her deferral percentage in accordance with the preceding sentence. Third, the amount of each Highly Compensated Employee's Elective Contributions, as so determined, together with income or loss thereon, will be distributed to him or her as soon as practicable, but in no event later than the last day of the Plan Year following the Plan Year for which the excess amount was contributed.
                     4.04. Excess Employer Matching Contributions. If the average of the contribution percentages for Highly Compensated Employees for a Plan Year exceeds the amount permitted for that Plan Year, then the excess will be eliminated in the manner provided in this Section. First, in accordance with the provisions of applicable law, the contribution percentages of some or all of the Highly Compensated Employees will be reduced (in descending order starting with the highest contribution percentages) until the average of the contribution percentages for the Highly Compensated Employees satisfies the applicable nondiscrimination test. Second, the amount of each

    Highly Compensated Employee's excess Employer Matching Contributions will be determined based upon the reduction of his or her contribution percentage in accordance with the preceding sentence. Third, the amount of each Highly Compensated Employee's excessive Employer Matching Contributions, as so determined, together with income or loss thereon, will be distributed to him or her as soon as practicable, but in no event later than the last day of the Plan Year following the Plan Year for which the excess amount was contributed.
                     4.05. Other Limitations on Contributions and Benefits. The annual addition to a Participant's Accounts for any limitation year, when added to the annual additions to his or her accounts under all other defined contribution plans (if any) maintained by the Company or an Affiliate for such year, may not exceed the lesser of (1) $30,000 (or, if greater, one-fourth of the limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code), and (2) 25 percent of the Participant's compensation for the year (all as determined in accordance with Section 415 of the Code). As long as the Company or an Affiliate maintains a defined benefit pension plan, a Participant's benefits under that plan will be reduced in lieu of a reduction of annual additions under this Plan if and to the extent necessary to comply with the requirements of Section 415(e) of the Code. For the purposes of applying
    Section 415 of the Code, the limitation year will be the calendar year.

                                   ARTICLE V
                         ACCOUNTS AND INVESTMENT FUNDS

                     5.01. Maintenance of Accounts. The Administrative Committee will establish and maintain separate Accounts for each Participant to reflect the Participant's interest in the Trust attributable to Elective Contributions, Employer Matching Contributions, Employer Profit Sharing Contributions, and amounts transferred from another qualified plan in a transaction described in Section 414(l) of the Code. The Administrative Committee will also maintain or cause to be maintained such other Accounts or sub-Accounts as it deems necessary or desirable in order to carry out the intent and purposes of the Plan or to comply with applicable law. Each Participant's Accounts will be credited, charged and adjusted in accordance with the provisions hereof.
                     5.02. Adjustment of Accounts. As of each Valuation Date with respect to an Investment Fund or the Trust Fund, as the case may be, each Participant's Accounts will be adjusted to reflect changes in the value of the Participant's interest in the Investment Fund or the Trust Fund since the last Valuation Date. Unless the Administrative Committee, acting in a uniform and equitable manner, determines otherwise, such adjustment shall be made as follows:
                                        (a)  first, the value of each Account
                     will be adjusted as of the preceding Valuation Date to reflect distributions, transfers and withdrawals made therefrom since that Valuation Date;
                                        (b)  second, each Account will be
                     adjusted to reflect its proportionate share (based upon the adjusted Account values as of the preceding Valuation Date) of transfers made to, and the net increase or decrease in the fair market value of, the Investment Fund or Trust Fund since the last Valuation Date; and
                                        (c)  third, as of each Valuation Date,
                     each Participant's Accounts will be credited with the Elective Contributions, Employer Matching Contributions and Employer Profit Sharing Contributions made on behalf of the Participant for the period ending on such Valuation Date.
    The fair market value of the Trust Fund or any Investment Fund will be determined with regard to expenses incurred by or equitably charged to such Fund.
                     5.03. Establishment of Investment Funds. The Trust Fund will be segregated into such separate Investment Funds as shall be established at the direction of the Investment Committee, including, without limitation, a fixed income fund (designed to preserve capital and generate income) and a general investment fund (designed to generate income and/or capital appreciation primarily through investment in equity securities). Amounts contributed or accepted pursuant to the Plan will be invested and re-invested in the separate Investment Funds in accordance with the Participants' and Beneficiaries' elections.
                     5.04. Investment Directions. Each Participant and Beneficiary will direct the investment and reinvestment of the amounts in and/or subsequently contributed to his or her Accounts among the available Investment Funds. Investment (and re-investment) directions may be given in such manner, at such times and subject to such conditions as may be prescribed by the Administrative Committee (or its designee). In the absence of a properly-transmitted investment direction, the amounts in and/or subsequently contributed to a Participant's (or Beneficiary's) Accounts will be invested in a fixed income Investment Fund designated for this purpose by the Investment Committee.

                                   ARTICLE VI
                  ELIGIBILITY FOR AND DISTRIBUTION OF BENEFITS

                     6.01. Normal Retirement or Total Disability. A Participant who retires at or after age 65 or whose employment terminates by reason of total disability will be entitled to receive 100% of his or her Accounts determined as of the Valuation Date coincident with or next preceding the date of distribution (and adjusted for contributions and withdrawals since that Valuation Date). For this purpose, total disability means the inability of a participant to perform the duties of any occupation for which he or she is reasonably suited by reason of a physical or mental illness or disease which is expected to result in death or to last indefinitely. Subject to the provisions hereof and of applicable law, distribution of the Participant's Accounts will be made as soon as practicable after his or her retirement or termination of employment. A retired or disabled Participant's Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution thereof is completed.
                     6.02. Other Termination of Employment. A Participant whose employment is terminated for any reason (other than death or total disability) prior to age 65 will be entitled to receive 100% of his or her Accounts not attributable to Employer Matching Contributions, plus the vested portion of his or her Account attributable to Employer Matching Contributions determined under the following vesting schedule as of the Valuation Date coincident with or immediately preceding the distribution date (adjusted for contributions and withdrawals since that Valuation
    Date):

                                Years of Service     Percentage Vested
                                ----------------     -----------------
                                Less than 1                     0%
                                          1                    20%
                                          2                    40%
                                          3                    60%
                                          4                    80%
                                          5 or more           100%

    The vesting provisions of this Section will apply to the Employer Profit Sharing Contribution Accounts (as opposed to Employer Matching Contribution Accounts) of Participants who are Employees of Pulitzer Community Newspapers, Inc. Subject to the provisions hereof and of applicable law, the distribution of a terminated Participant's vested Accounts will be made at such time as the Participant elects. A terminated Participant's vested Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution of the Accounts is completed.
                     6.03. Forfeitures. If a Participant's Service is severed before the completion of 5 years of Service, then the nonvested portion of the Participant's account will be forfeited as soon as practicable after the vested portion of the Participant's Account is distributed (or, if earlier, the fifth anniversary of the date the Participant was last credited with Service). Forfeitures (and earnings thereon) will be applied to reduce Employer contributions otherwise required hereunder. If a former Participant who received the vested portion of his or her Account because of a termination of employment returns to Service within 5 years from the date of his or her separation from Service, then the Employer will restore the amount of the forfeiture attributable to such termination of employment. The source of the restoration will be other forfeitures and, to the extent necessary, additional Employer contributions.

    Restoration of a prior forfeiture will be credited to the Participant's Account as soon as practicable after it is paid or otherwise made available to the Plan.
                     6.04. Special Vesting Rule. If a distribution or withdrawal is made to or by a Participant from an Account which is less than 100% vested (including, without limitation, an Account which has been restored pursuant to the preceding Section), then, unless and until the Account becomes 100% vested, the vested portion of the Account will be determined in accordance with the following formula: P(AB +D) -D, where P is the applicable percentage determined under the Plan's vesting schedule; AB is the account balance; and D is the amount of the prior distribution or withdrawal.
                     6.05. Method of Payment. Except as otherwise provided herein or required by applicable law, distribution of a Participant's Accounts will be made in the form of a single sum payment.
    To the extent required by applicable law, a married Participant's Account attributable to a transfer from another qualified plan will be distributable in the form of a qualified joint and survivor annuity unless the Participant, with the consent of his or her spouse, elects a different form of distribution in accordance with Sections 401(a)(11), 401(a)(17) and 411(d)(6) of the Code and regulations thereunder.
                     6.06. Required Commencement of Benefits. Unless a Participant elects an earlier distribution, payment of his or her vested Accounts will be made at or as soon as practicable after the Participant's Normal Retirement Date, or, if later, the date of the Participant's termination of employment with the Company and its Affiliates (but in no event later than the 60th day of the year following the year in which such date occurs). Payment of an active Participant's Accounts must begin no later than the April 1 following the close of the calendar year in which the Participant attains age 70

    1/2 and, prior to the Participant's termination of employment, will be made at such times and in such amounts as are necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code and regulations thereunder.
                     6.07. Cashout of Small Benefits. Notwithstanding anything to the contrary contained herein, if the value of a Participant's (or deceased Participant's) Accounts is less than $3,500, then the total amount of those Accounts will be distributed to the Participant (or Beneficiary) in a single sum payment as soon as practicable after the Participant's termination of employment or death.
                     6.08.      Death.
                                (a)     Distribution of Accounts.  If a
    Participant dies before the complete distribution of his or her Accounts, then the deceased Participant's Beneficiary will be entitled to receive a single sum payment of the balance in those Accounts determined as of the Valuation Date coincident with or next preceding the date of distribution (and adjusted for contributions and withdrawals since that Valuation Date). Subject to the provisions hereof and of applicable law, the distribution of a deceased Participant's Accounts will be made as soon as practicable after the deceased Participant's death (but in no event later than one year thereafter). A deceased Participant's Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution of those Accounts is completed.
                                (b)     Designation of Beneficiary.  Except as
    provided in subsection (c) of this Section, an individual may designate a Beneficiary by written notice filed with the Administrative Committee and may change his or her Beneficiary at any time by designating a new Beneficiary in the same manner, and no notice need be given to any prior designated Beneficiary. If no designated Beneficiary shall survive a deceased Participant or Beneficiary, then payment of the deceased Participant's Accounts will be made to the deceased Participant's estate.
                                (c)     Spouse Must Be Beneficiary of Deceased
    Married Participant. The surviving spouse of a deceased married Participant will be the Participant's Beneficiary unless the surviving spouse consents to the designation of another Beneficiary. The spouse's consent must be in writing and must acknowledge the effect of the Participant's designation, and the spouse's signature must be witnessed by a notary public or an appropriate Plan official. Spousal consent to a different Beneficiary designation will not be required if (1) the Participant's spouse cannot be located, (2) the spouse's consent cannot be obtained because of any other circumstances permitted by applicable law, or
    (3) the Participant's spouse has not been married to the Participant throughout the one-year period ending on the earlier of the date of the Participant's death or the date on which distribution of the Participant's Accounts begins.
                     6.09 Distributions Made on or After January 1, 1993. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section, the following terms shall have the following meanings:

                     (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                     (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                     (c)        Distributee.  A distributee includes
                     an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributes with regard to the interest of the spouse or former spouse.
                     (e) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
    If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Federal Income Tax Regulations is given, provided that (a) the Participant is notified that he or she has at least 30 days to consider the decision of whether to elect a distribution and, if applicable, a particular distribution option, and
    (b) the Participant, after receiving such notice, affirmatively elects a distribution and, if applicable, a particular distribution option.

                                  ARTICLE VII
                                  WITHDRAWALS

                     7.01. In-Service Withdrawals Generally. Subject to the provisions hereof and of applicable law, a Participant may withdraw funds from his or her vested Accounts after reaching age 59 1/2 or on account of a hardship pursuant to Section 7.02. Hardship withdrawals from an Account may not exceed the balance in the Account as of the Valuation Date coincident with or immediately preceding the withdrawal (reduced by withdrawals, if any, made from the Account since that Valuation Date), but may not be made from post-1988 earnings attributable to Elective Contributions. Unless the Administrative Committee determines otherwise, withdrawals will be made from a Participant's Accounts in the following order: after-tax Participant contributions or other accounts attributable to a transferror plan (if any), Elective Contributions, Employer Profit Sharing Contributions, and Employer Matching Contributions. If the amount in a Participant's Account is invested in more than one Investment Fund, then withdrawals from the Account will be allocated among the applicable Investment Funds in accordance with an order of priority established by the Administrative Committee.
                     7.02.      Hardship Withdrawals.
                                (a)     General.  Except as otherwise provided
    in this Section, a Participant may make a hardship withdrawal only if the withdrawal (1) is made on account of an immediate and heavy financial need (as described in subsection (b) below) and (2) is necessary to satisfy such financial need (as determined under subsection (c) below).

                                (b)     Immediate and Heavy Financial Need.
    For purposes of subsection (a) of this Section, a proposed withdrawal will be deemed to be on account of an immediate and heavy financial need if the proceeds will be used to pay (1) medical expenses for the Participant or the Participant's spouse or dependents which are not eligible for reimbursement; (2) costs (exclusive of mortgage payments) directly related to the purchase of the Participant's principal residence; (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or for the spouse, children or other dependents of the Participant; (4) amounts required to prevent the eviction of the Participant from, or the foreclosure of a mortgage on, the Participant's principal residence; or (5) such additional expenses as may be specified by the Internal Revenue Service as a deemed immediate and heavy financial need for this purpose.
                                (c)     Amounts Necessary to Meet the Financial
    Need. A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if (1) the amount of the withdrawal is not more than the amount of the immediate and heavy financial need; and (2) the Participant has obtained all distributions and withdrawals (other than hardship withdrawals) and all nontaxable loans, if any, available under all plans maintained by the Company or an Affiliate. The amount of an immediate and heavy financial need may include any amounts necessary to pay income taxes or penalties reasonably anticipated to result from the withdrawal.
                                (d)     Suspension of Future Elective
    Contributions. If a Participant withdraws Elective Contributions on account of an immediate and heavy financial need, then, notwithstanding any other provision to the contrary contained in the Plan or in any other plan maintained by the Company, (1) the Participant's

    Elective Contributions (pre-tax and after-tax) under the Plan and under any such other plan will be suspended until the first day of the calendar quarter next following the date which is twelve months after the date of the withdrawal, and (2) the Participant's elective pre-tax deferral limitation under Section 402(g)(1) of the Code for the taxable year following the year of the withdrawal will be reduced by the amount, if any, of the Participant's Elective Contributions under the Plan (and elective pre-tax deferrals under any other plan maintained by the Company or an Affiliate) during the year in which the withdrawal is made.
                     7.03. Withdrawal Requests. Requests for in-service withdrawals must be filed with the Administrative Committee on forms prescribed or approved for that purpose. Withdrawal amounts will be paid to a Participant as soon as practicable after a properly completed withdrawal request is received by the Administrative Committee.

                                  ARTICLE VIII
                              TOP HEAVY PROVISIONS

                     8.01. Effect of Top Heavy Status. Notwithstanding anything contained herein to the contrary, if the Plan is a top heavy plan for any Plan Year, and if any Participant who is a non-key Employee does not accrue the minimum benefit or contribution described in Section 416(c)(1) or (c)(2) of the Code for that Plan Year under this Plan and any other defined benefit and defined contribution plan which is required or permitted to be aggregated with the Plan for purpose of applying Section 416 of the Code, then the Company shall make such additional contributions, if any, on behalf of such Participant (regardless of whether such Participant completes 1,000 Hours of Service for such Year and regardless of his or her level of compensation) as shall be necessary in order to satisfy the minimum contribution requirements of Section 416(c)(2) of the Code (determined with regard to Section 416(f) of the Code) with respect to such Participant for such Plan Year. The minimum contribution will not be required (or the minimum contribution will be reduced, as the case may be) for a Participant if and to the extent that the minimum top heavy contribution or benefit requirement is satisfied by another qualified plan of the Company or an Affiliate.
                     8.02.      Definitions and Special Rules.
                                (a)     Top Heavy Status.  The Plan is a top
    heavy plan if, as of the determination date, the aggregate Account values of all key Employees under the Plan (required to be taken into account for this purpose) plus the aggregate account values and the aggregate present values of accrued benefits for all key Employees under all other plans which are aggregated with this Plan (required to be taken into account for this purpose) exceed sixty percent of all such aggregate values for all Employees or former Employees (other than former key Employees) under the Plan and such other plans. The determination of the top heavy status of the Plan will be made in accordance with the provisions of Section 416 of the Code and the regulations promulgated thereunder which are specifically incorporated herein by reference.
                                (b)     Aggregation of Plans.  Each plan of the
    Company or an Affiliate in which a key Employee participates and each other plan which enables such plan to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code will be aggregated with this Plan, and all additional plans which the Company designates will be aggregated with this Plan if and to the extent that the resulting group of plans satisfies the coverage and nondiscrimination tests of Sections 401(a)(4) and 410 of the Code.
                                (c)     Determination Date.  For purposes of
    determining whether the Plan is a top heavy plan for a Plan Year, the determination date is the last day of the preceding Plan Year.
                                (d)     Key Employee.  The term "key Employee"
    means a key employee described in Section 416(i)(1) of the Code, and the term "non-key Employee" means any Employee who is not a key Employee.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

                     9.01. Organization of Administrative Committee and Procedural Matters. The Plan will be administered by an Administrative Committee composed of at least three individuals appointed by the Board. Each member of the Administrative Committee will serve at the pleasure of the Board and without compensation. Action by the Administrative Committee may be taken by a vote of a majority of its members then serving or in a writing without a meeting signed by all of its members. Unless the Board appoints officers, the Administrative Committee may designate one of its members as the Chairman and shall elect a Secretary who may but need not be a member of the Administrative Committee. No member of the Administrative Committee shall participate in the determination of any of his or her rights or benefits under the Plan.
                     9.02. Powers of Administrative Committee. The Administrative Committee will administer the Plan and will have complete control in the administration thereof. In exercising any of its discretionary powers with respect to the administration of the Plan, the Administrative Committee will act in a uniform and non-discriminatory manner. The Administrative Committee will have all powers which are reasonably necessary to carry out its responsibilities under the Plan including, without limitation, the power to construe the Plan and to determine all questions which may arise thereunder. The decision of the Administrative Committee as to any disputed question arising hereunder, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. All disbursements by the Trustee, except for reasonable expenses of administering the Trust assets, shall be made upon and in accordance with the instructions of the Administrative Committee. The Administrative Committee shall have no power, authority or responsibility with respect to the management, investment or control of Trust assets.
                     9.03. Operation of Administrative Committee. The Administrative Committee may adopt such rules and regulations as it deems necessary or appropriate for the conduct of its affairs. The Administrative Committee may appoint from among its members such subcommittees with such powers as it shall determine and may employ such accountants, actuaries, counsel, administrators and other agents (clerical and otherwise) and services as it deems necessary or desirable in connection with the performance of its functions hereunder and in order to carry out the provisions of the Plan. Decisions and directions of the Administrative Committee may be communicated to the Trustee, a Participant, a Beneficiary, the Company or any other person who is to receive such decision or direction by a document signed by any one or more members of the Administrative Committee (or persons other than members) so authorized, and such decision or direction of the Administrative Committee may be relied upon by its recipient as being the decision or direction of the Administrative Committee.
                     9.04. Organization of Investment Committee. The Plan assets will be administered and invested in the manner determined by an Investment Committee composed of not less than three members appointed by the Board. Each member of the Investment Committee will serve at the pleasure of the Board and without compensation. The Investment Committee (and each member thereof) is a "named fiduciary" of the Plan. Action by the Investment Committee may be taken by the vote of a majority of its members then serving at a meeting or in a writing without a meeting signed by all of its members. Unless the Board appoints officers, the Investment Committee may designate one of its members as the Chairman and shall elect a Secretary who may but need not be a member.
                     9.05. Powers of Investment Committee. The Investment Committee shall establish a funding policy and method consistent with the objectives of the Plan and requirements of ERISA, and shall communicate such policy to the Trustee and any investment manager. The Investment Committee shall have the following powers, duties and authority with respect to the investment of Plan assets:
                                (a) to select Investment Fund alternatives to be made available to Participants and Beneficiaries and, if deemed appropriate, to select and appoint one or more investment managers to manage, acquire or dispose of any or all of the assets of the Plan, provided, however, that any such investment manager is described in Section 3(38)(B) of ERISA and has acknowledged in writing that he is a fiduciary with respect to the Plan;
                                (b) to monitor and evaluate the performance of any Investment Fund and/or investment manager;
                                (c)     to direct the Trustee in connection
                     with the exercise of investment or asset management responsibilities under the Trust Agreement; and
                                (d) to approve accounts rendered from time to time by the Trustee, and to release, relieve and discharge the Trustee with respect to all matters set forth in any such account, or to object to any such account.
                     9.06. Operation of the Investment Committee. The Investment Committee may adopt such rules and regulations as it deems desirable for the conduct of its affairs, and may employ such accountants, actuaries, counsel and other specialists as it deems necessary or desirable in connection with the performance of its functions hereunder. The Investment Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, actuary, counsel or other specialist. Decisions and directions of the Investment Committee may be communicated to the Trustee, an investment manager, the Company or any other person who is to receive such decision or direction by a document signed by any one or more members of the Investment Committee (or persons other than members) so authorized, and such decision or direction of the Investment Committee may be relied upon by its recipient as being the decision or direction of the Investment Committee.
                     9.07. Resignation or Removal. Any member of the Administrative Committee or the Investment Committee may resign by giving written notice to the Board not less than 30 days before the effective date of his or her resignation. Any member of the Administrative Committee or the Investment Committee may be removed, with or without cause, at any time by the Board. The Board shall fill vacancies as soon as is reasonably practicable after a vacancy occurs and, until a new appointment is made, the remaining members shall have the full authority to act.
                     9.08. Records and Reports. The Administrative Committee and the Investment Committee shall keep records of their proceedings and acts and shall keep or cause to be kept all such books of account, records and other data as may be necessary in connection with the performance of their functions hereunder.
                     9.09. Expenses. All expenses incurred in connection with the administration of the Plan and the Trust Fund, including, without limitation, fees of accountants, actuaries, counsel, investment managers and other agents, and other costs of administering the Plan and the Trust Fund, shall be paid by the Trustee out of the Trust Fund, unless paid by the Company.
                     9.10. Indemnification. The Company shall indemnify each member of the Administrative Committee, each member of the Investment Committee, each member of the Board, and any of its (or an Affiliate's) employees to whom a fiduciary responsibility with respect to the Plan is allocated or delegated from and against all liabilities, costs and expenses, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of or in connection with acts or omissions in his or her capacity as a fiduciary hereunder, provided that such act or omission is not the result of willful neglect or fraud.
                     9.11. Claim for Benefits. When a benefit is due, the Participant or Beneficiary should submit his claim to the person or office designated by the Administrative Committee to receive claims. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Administrative Committee notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Administrative Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.
                     9.12. Review of Denied Claims. If a Participant's or Beneficiary's claim is denied and the claimant wants a review, he or she must apply to the Administrative Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Administrative Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review. The request for review must be filed within 60 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Administrative Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Administrative Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Administrative Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

                     9.13.      Standard of Judicial Review.  The
    Administrative Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person's right to benefits under the Plan, the correct amount and form of any benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document or, any action taken, or ruling or decision made, by the Administrative Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties (other than the Company, an Employer other than the Company or the Trustee), including without limitation all Participants and Beneficiaries, regardless of whether the Administrative Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                   ARTICLE X
                                   TRUST FUND

                     10.01. General. The Trust corpus will consist of all payments to the Trustee as provided herein, together with the net income or loss (including capital items) produced by the investments of the Trust or the sale of any such investments, which will be added to or deducted from the Trust. The Trust assets will be held, administered and invested in the manner provided in the agreement pursuant to which the Trust is governed.
                     10.02. No Diversion. All assets of the Trust will be owned by the Trustee. Except as otherwise provided herein, no part of the Trust assets may be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.
                     10.03. Benefits Provided Solely by Trust Fund. All benefits payable under the Plan will be paid or provided solely from the Trust assets, and the Company assumes no liability or responsibility therefor.
                     10.04. Employer Securities. Notwithstanding anything herein to the contrary, no part of the Trust assets may be invested in securities of the Company or an Affiliate unless such securities constitute qualifying employer securities within the meaning of Section 407(d)(5) of ERISA and no part of the Trust assets may be invested in real property which is leased to the Company or an Affiliate unless such real property constitutes qualifying employer real property within the meaning of Section 407(d)(4) of ERISA. The Trustee or investment manager, as the case may be, may invest up to 100% of the Plan's assets in qualifying employer securities and/or qualifying employer real property, provided that any such investment is deemed advisable and proper in carrying out the purposes of the Plan and the Trust, and provided further that such investment would not constitute a prohibited transaction or be otherwise impermissible under applicable law.
                     10.05. Appointment of Investment Manager. The Investment Committee may appoint one or more investment managers to manage any assets of the Plan, including all or part of the assets of any Investment Fund. As used herein, the term "investment manager" means any person or entity who: (a) has power to manage, acquire or dispose of any assets of the Plan; (b) is (1) registered as an investment adviser under the Investment Advisers Act of 1940 (2) a bank, as defined in that Act, or
    (3) an insurance company qualified under the laws of more than one state to perform services described in (a) above; and (c) has acknowledged in a writing delivered to the Administrative Committee and the Trustee that he is a fiduciary with respect to the Plan. The investment manager(s) will have such powers and responsibilities as may be conferred under the Trust Agreement and the investment management agreement.

                                   ARTICLE XI
                           AMENDMENTS AND TERMINATION

                     11.01. Company May Amend Plan. The Company reserves the right, by action of the Board at any time or from time to time, to modify or amend this Plan in whole or in part. No amendment will:
                                (a) vest in an Employer an interest in the Trust Fund;
                                (b)     cause or permit the Trust Fund to be
                     diverted to any purpose other than the exclusive benefit of Participants and Beneficiaries;
                                (c) decrease the Account of any Participant or eliminate an optional form of payment;
                                (d)     increase substantially the duties or
                     liabilities of the Trustee or the members of the Investment Committee without its or their written consent; or
                                (e)     change the vesting schedule to one
                     which would result in the nonforfeitable percentage of a Participant's Account (determined as of the later of the date of adoption of the amendment or the effective date of the amendment) being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, each Participant with at least three years of Service may elect to have his or her nonforfeitable percentage computed without regard to the amendment. The election must be made by the latest of the following dates: (1) 60 days after the amendment is adopted,

                    (2) 60 days after the amendment becomes effective, or
                    (3) 60 days after the Participant is issued written notice of the amendment.
                    11.02. Withdrawal of Participating Employer. An Employer may withdraw from the Plan and the Trust Fund by giving written notice to the Administrative Committee of its intent to withdraw. The Administrative Committee will then determine the portion of the Trust Fund attributable to the Participants employed by the withdrawing Employer and will notify the Trustee to segregate those assets and transfer them to the successor trustee or trustees when it receives a designation of the successor from the withdrawing Employer. A withdrawal will not terminate the Plan with respect to the withdrawing Employer if the Employer appoints a successor trustee or trustees and establishes another plan and trust intended to qualify under Section 401(a) of the Code.
                     11.03. Termination. The Board may terminate the Plan with respect to any or all Employers. Any Employer (by action of its board of directors) may terminate the Plan with respect to itself. If there is a partial or total termination of the Plan or there is a complete discontinuance of an Employer's Contributions, all affected Participants will immediately become 100% vested in their Accounts.
                     11.04. Distributions Upon Termination. Subject to the provisions of applicable law (or the provisions of a Plan amendment adopted in connection with a Plan termination), distribution of a Participant's Account as a result of the termination of the Plan is permitted only if:
    (a) the balance of the Accounts is not more than $3,500, or (b) the balance exceeds $3,500 and either (1) the Participant consents to the distribution or (2) neither the Employer nor any Affiliate maintains another defined contribution plan. However if the Employer or an Affiliate maintains another defined contribution plan, then, even though the Participant's Accounts cannot be distributed without his or her consent, the Accounts may be transferred to the other defined contribution plan to be held for the Participant's benefit. Except to the extent required by applicable law, all distributions in respect of the termination of the Plan will be in the form of single sum payments.
                     11.05. Statutory Merger/Consolidation Rule. In the case of any merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to, any other plan, the benefit which each Participant would be entitled to receive immediately after the merger, consolidation or transfer (if the Plan then terminates) shall be equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (as if the Plan had then terminated).

                                  ARTICLE XII
                                 MISCELLANEOUS

                     12.01. No Rights Conferred. Nothing herein will be deemed to give any individual any right to be retained in the employ of the Company or an Affiliate or any other rights in the future other than as herein specifically set forth. Except as otherwise specifically required herein or by law, no Participant, Beneficiary or other person will be entitled to inspect the books, records, reports, financial statements or tax returns of the Company.
                     12.02. Benefits Limited to Trust Fund. No person will have any right or interest in the Trust other than as provided herein. Any final payment or distribution to a Participant or Beneficiary will be in full satisfaction of all claims against the Trust, the Trustee, the Administrative and Investment Committees, the Company, an Affiliate, the Board and any fiduciary of the Plan or Trust. The Trustee or the Administrative Committee may require a Participant or Beneficiary to execute a receipt and a general release of any and all such claims upon a final payment or distribution, or a receipt and/or release to the extent of any partial payment or distribution.
                     12.03. Spendthrift Provision. Except to the extent required by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, encumber or charge the same shall be void. No such benefit shall be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to those benefits. The Committee will establish such procedures as may be necessary or appropriate in order to comply with the provisions of ERISA and the Code in connection with domestic relations orders issued with respect to a Participant's Accounts. If an order so provides, payment of the interest of an alternate payee (as defined in Section 414(p) of the Code) may be made in a single sum as soon as practicable after the Administrative Committee determines that the order constitutes a qualified domestic relations order.
                     12.04. Payment to Minors or Incompetents. If any person to whom a benefit is payable hereunder is an infant or if the Administrative Committee determines that any person to whom such benefit is payable is incompetent by reason of a physical or mental disability, the Administrative Committee may cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrative Committee or the Trustee to see to the application of such payments.
                     12.05. Headings. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
                     12.06. Severability. If any provision of the Plan or the application of such provision to any person or circumstance is held invalid, the remainder of the Plan (and the application of such provision to any person or circumstance other than the person or circumstance to which it is held invalid) will not be affected thereby.

                     12.07. Construction. The provisions of the Plan will be construed, regulated and administered according to the provisions of ERISA, the Code and to the extent not inconsistent therewith or preempted thereby, in accordance with the laws of the State of Missouri.

                                                PULITZER PUBLISHING COMPANY



Dated:  12/15/94                                By: /s/ Ronald H. Ridgway
        --------                                    ---------------------
                                                Senior Vice President -- Finance

                                   SCHEDULE A


                        PULITZER RETIREMENT SAVINGS PLAN
                                 SPECIAL RULES
                                      FOR
                        EMPLOYER MATCHING CONTRIBUTIONS



         The following special rules apply to Section 3.02 of the Plan:


                     1. The percentage limitation is 3% (instead of 2%) for Participants who are Employees of Star Publishing Company.


                     2. Prior to January 1, 1990, there are no Employer Matching Contributions for Participants who are Employees of Pulitzer Broadcasting Company (except Participants who were Employees of the Pulitzer Broadcasting Corporate Group, WXII-TV and WYFF-TV), KOAT Television, Inc., KETV Television, Inc., WGAL-TV, Inc., Phoenix Broadcasting, Inc., and Pulitzer Community Newspapers, Inc.

                     3. After December 31, 1989, there are no Employer Matching Contributions for Participants who are Employees of Pulitzer Community Newspapers, Inc.

                     4. After December 31, 1989, Employer Matching Contributions will be made on behalf of the union Employees of Pulitzer Broadcasting Company, KETV Television, Inc., WGAL-TV, Inc. and WDSU Television, Inc.

                                   SCHEDULE B

                        PULITZER RETIREMENT SAVINGS PLAN
                                 SPECIAL RULES
                                      FOR
                     EMPLOYER PROFIT SHARING CONTRIBUTIONS*


                     The following special rules apply to Section 3.03 of the Plan:

                     1. There are no Employer Profit Sharing Contributions for Participants who are Employees of Pulitzer Broadcasting Company (except Participants who are Employees of the Pulitzer Broadcasting Corporate Group), KOAT Television, Inc., KETV Television, Inc., WGAL-TV, Inc., KETV Television, Inc., WGAL-TV, Inc., Phoenix Broadcasting, Inc., WDSU Television, Inc., and Star Publishing Company.

                     2. The Employer Profit Sharing Contribution for each Participant who is a non-union Employee of Pulitzer Community Newspapers, Inc. is 2% of the Employee's Base Compensation (excluding for this purpose 1/3 of the Employee's commission income).

                     3. The Company will make monthly Employer Profit Sharing Contributions on behalf of its covered union Employees included in the following bargaining units in the amounts set forth opposite the names of the unit:


                                                         Monthly Employer
                                                          Profit Sharing         Effective
      Bargaining Unit                                     Contribution           Date
      ---------------                                     ------------           ----
      St. Louis Typographical                               $30                    3/1/88
      Union No. 8                                           $40                    3/1/90
                                                            $50                    3/1/92


      Miscellaneous Drivers, Helpers,                       $30                    3/1/88
      Health Care and Public                                $40                    3/1/90
      Employees Local No. 610                               $50                    1/1/93


      International Union of                                $30                    3/1/88
      Operating Engineers Local No. 2                       $40                    3/1/92





    __________________________________
    *  Amended through December 31, 1994.

                                                         Monthly Employer
                                                          Profit Sharing          Effective
      Bargaining Unit                                      Contribution           Date
      ---------------                                      ------------           ----
      St. Louis Newspaper Guild                             $30                    3/1/88
      No. 47                                                $40                    4/1/90


      International Brotherhood of                          $30                    3/1/88
      Electrical Workers Local No. 1                        $40                    1/1/91


      Communications Workers of America,                    $30                    3/1/88
      AFL-CIO CLC                                           $40                    2/1/91
      Local 14620 (Mailers)                                 $50                    2/1/93

      International Brotherhood of
      Firemen & Oilers, Local No. 7                         $30                    3/1/88


      International Association of Machinists and
      Aerospace Workers, District 9                         $30                    3/1/88
                                                            $40                    3/1/96


      Graphics Communications                               $30                    3/1/88
      International Union, Local No.                        $40                    5/1/91
      38N (Pressmen)                                        $50                    5/1/93

      Graphics Communications
      International Union, Local No.                        $30                    3/1/88
      38N (Job Printing Pressmen)                           $40                    7/1/91


      Graphics Communications
      International Union, Local No.
      16H (Paperhandlers)                                   $30                    3/1/88


      Graphics Communications                               $30                    3/1/88
      International Union, Local No.                        $40                   10/1/94
      505 (Photomechanical)                                 $50                    1/1/96





                                     B - 2